Delaware

The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "CITY LANGUAGE EXCHANGE INCORPORATED", FILED IN THIS OFFICE ON THE TWENTY-EIGHTH DAY OF AUGUST, A.D. 2006, AT 6:04 O'CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE SUSSEX COUNTY RECORDER OF DEEDS.

Harriet Smith Windsor

Harriet Smith Windsor, Secretary of State

4211870 8100

060801521

AUTHENTICATION: 5005150

DATE: 08-29-06

COMMONWEALTH OF KENTUCKY
TREY GRAYSON
SECRETARY OF STATE

0648087.09
Trey Grayson
Secretary of State
Received and Filed
09/29/2006 12:27:58 PM
Fee Receipt: $90.00

twilson
P101

APPLICATION FOR CERTIFICATE OF AUTHORITY

Pursuant to the provisions of KRS Chapter 271B, 273 or 274, the undersigned hereby applies for authority to transact business in Kentucky on behalf of the corporation named below and for that purpose submits the following statements:

1. The corporation is [☑] a business corporation (KRS 271B). [ ] a nonprofit corporation (KRS 273). [ ] a professional service corporation (KRS 274).
2. The name of the corporation is CITY LANGUAGE EXCHANGE, INCORPORATED
3. The name of the corporation to be used in Kentucky is CITY LANGUAGE EXCHANGE, INC. (if "real name" is unavailable for use)
4. DELAWARE is the state or country under whose law the corporation is incorporated.
5. 8/28/2006 is the date of incorporation and the period of duration is PERPETUAL.
6. The street address of the corporation's principal office is 2396 THE WOODS LANE, LEXINGTON, KY 40502 (Street, City, State, Zip Code)
7. The street address of the corporation's registered office in Kentucky is 253 SOUTH LIMESTONE STREET, LEXINGTON, KY 40508 (Street, City, State, Zip Code)
and the name of the registered agent at that office is JOHN D. HAFNER, ESQ.
8. The names and usual business addresses of the corporation's current officers and directors are as follows:

	Name	Address
President	MR. JONATHAN WHITE	2396 The Woods Ln Lexington, KY 40502
Vice President		
Secretary		
Treasurer		
Directors	Mr. JONATHAN WHITE	
	MRS. MISSIE LYNCH	

(Attach a continuation sheet, if necessary)

9. If a professional service corporation, all the individual shareholders, not less than one half of the directors, and all of the officers other than the secretary and treasurer are licensed in one or more states or territories of the United States or District of Columbia to render a professional service described in the statement of purposes of the corporation.
10. A certificate of existence duly authenticated by the Secretary of State accompanies this application.
11. This application will be effective upon filing, unless a delayed effective date and/or time is specified: ______ (Delayed effective date and/or time)

[signature]
Signature

MR. JONATHAN WHITE
Type or Print Name & Title

Date: September 15, 2006

I, JOHN D. HAFNER, ESQ. (Type or print name of registered agent), consent to serve as the registered agent on behalf of the corporation.

[signature]
Signature of Registered Agent

JOHN D. HAFNER, ESQ.
Type or Print Name & Title

SSC-101 (7/98)

(See attached sheet for instructions)